EXHIBIT INDEX
                               -------------

Exhibit
 No.                               Title                                 Page
 ---                               -----                                 ----

  3.      Amendment to the By-Laws of the Company as adopted
          August 8, 1996                                                  E-2

 11.      Statement regarding Computations of Per Share Earnings          E-3
                                                                           &
                                                                          E-4

 12.      Statement regarding Computations of Ratios of Earnings
          to Fixed Charges                                                E-5

 27.      Financial Data Schedule                                         E-6





































                                    E-1
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